As filed with the Securities and Exchange Commission on October 31, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TIVO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		77-0463167
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
2160 Gold Street Alviso, California 95002 (408) 519-9100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David H. Courtney
Chief Financial Officer and Executive Vice
President, Worldwide Operations and Administration
TiVo Inc.
2160 Gold Street
Alviso, California 95002
(408) 519-9100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:
Laura L. Gabriel
Keith Benson
Latham & Watkins
505 Montgomery Street, Suite 1900
San Francisco, California 94111
(415) 391-0600

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-69530
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value
$0.001 per share(2)	529,114	$3.99	$2,111,164.86	$194.23

(1)	The proposed maximum offering price per share is based upon the current conversion price of the 7% Convertible Senior Notes due 2006 (the “Notes”) of TiVo Inc. of $3.99 per share.
(2)	Each share of common stock includes a right to purchase one one-hundredth of a share of TiVo Inc.’s series B junior participating preferred stock, par value $0.001 per share.

EXPLANATORY NOTE

This registration statement is being filed to register the resale of an additional 529,114 shares of common stock issuable upon conversion of the Notes. The resale of the Notes and 12,292,162 shares of common stock issuable upon conversion of the Notes was registered pursuant to Registration Statement No. 333-69530 filed with the Securities and Exchange Commission on September 17, 2001 and declared effective by the Securities and Exchange Commission on November 2, 2001, the contents of which are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The financial statements incorporated by reference in this registration statement for the one-month transition period ended January 31, 2001 and the calendar years ended December 31, 2000 and 1999 have been incorporated by reference in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this registration statement, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

EXHIBITS

Exhibit Number	Exhibit Description
4.1
Registration Rights Agreement, dated as of August 28, 2001, among TiVo Inc. and the securityholders named therein (previously filed as Exhibit 99.3 to our Current Report on Form 8-K, filed on August 30, 2001 and incorporated herein by reference).

4.2
Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 and incorporated herein by reference)

4.3	Amended and Restated Bylaws (previously filed as Exhibit 3.4 to our Registration Statement on Form S-1, File No. 333-83515, and incorporated herein by reference)

5.1	Opinion of Latham & Watkins.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed as exhibit 24.1 to our Registration Statement on Form S-3, File No. 333-69530, and incorporated herein by reference).

Arthur Andersen LLP has not consented to the inclusion of their audit report in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alviso, state of California, on the 31st day of October, 2002.

TIVO INC.

By:	/s/ DAVID H. COURTNEY
Chief Financial Officer, Executive Vice President World Wide Operations and Administration (Principal Financial and Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael Ramsay	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer	October 31, 2002

/s/ DAVID H. COURTNEY David H. Courtney	Chief Financial Officer, Executive Vice President World Wide Operations and Administration (Principal Financial and Accounting Officer) and Director	October 31, 2002

* Stewart Alsop	Director	October 31, 2002

* James Barton	Director	October 31, 2002

* Larry N. Chapman	Director	October 31, 2002

* John S. Hendricks	Director	October 31, 2002

Michael J. Homer	Director

* Randy Komisar	Director	October 31, 2002

* Geoffrey Y. Yang	Director	October 31, 2002

David M. Zaslav	Director

*By:	/s/ DAVID H. COURTNEY
David H. Courtney as attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1
Registration Rights Agreement, dated as of August 28, 2001, among TiVo Inc. and the securityholders named therein (previously filed as Exhibit 99.3 to our Current Report on Form 8-K, filed on August 30, 2001 and incorporated herein by reference).

4.2
Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 and incorporated herein by reference)

4.3	Amended and Restated Bylaws (previously filed as Exhibit 3.4 to our Registration Statement on Form S-1, File No. 333-83515, and incorporated herein by reference)

5.1	Opinion of Latham & Watkins.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed as exhibit 24.1 to our Registration Statement on Form S-3, File No. 333-69530, and incorporated herein by reference).

Arthur Andersen LLP has not consented to the inclusion of their audit report in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.

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